SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K/A


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report:  March 19, 1996
                (Date of earliest event reported)



                          Aeroflex Incorporated
- ------------------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)




   Delaware                      1-8037                    11-1974412
- ------------------------------------------------------------------------------
 (State or other               (Commission                 (IRS Employer
 jurisdiction of               File Number)                Identification
 incorporation)                                            Number)




    35 South Service Road, Plainview, New York              11803
- ------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number
including area code                              (516) 694-6700
                                                 -----------------------------

- ------------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits
         ------------------------------------------

(a)    Financial Statements of Business Acquired
       -----------------------------------------

       Audited Financial Statements of MIC Technology Corporation as of October 31, 1995, 1994 and 1993 and for the three years then ended and unaudited Financial Statements as of and for the three months ended January 31, 1996 and 1995.

(b)    Pro Forma Financial Information (Unaudited)
       -------------------------------------------

       Pro Forma Balance Sheet

       - Aeroflex Incorporated and Subsidiaries as of December 31, 1995

       Pro Forma Statements of Operations

       - Aeroflex Incorporated and Subsidiaries for the year ended
         June 30, 1995

       - Aeroflex Incorporated and Subsidiaries for the six months ended December 31, 1995

       Notes to Pro Forma Financial Statements

       Exhibit 11 - Computation of Pro Forma Income per common share

                    MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                        Consolidated Financial Statements

                            October 31, 1995 and 1994


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


   The Board of Directors and Stockholders
   MIC Technology Corporation:


    We have audited the accompanying consolidated balance sheets of MIC Technology Corporation and subsidiary as of October 31, 1995 and 1994, and the related consolidated statements of earnings and accumulated earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MIC Technology Corporation and subsidiary as of October 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                   /s/ KPMG Peat Marwick LLP

                                                   KPMG Peat Marwick LLP
    Short Hills, New Jersey
    November 30, 1995

                   MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                          Consolidated Balance Sheets
                           October 31, 1995 and 1994

               Assets (Note 4)                      1995             1994
               ---------------                      ----             ----
Current assets:
  Cash and cash equivalents                     $ 1,447,798          675,095
  Accounts  receivable - trade,
  net of allowance for doubtful
  accounts of $47,000 and $0 in
  1995 and 1994, respectively                     3,385,902        3,755,434
  Inventories (note 2)                              681,629          606,172
  Prepaid expenses and other current assets         167,940          200,189
  Prepaid Federal taxes                             280,786            -
  Deferred taxes (note 8)                           181,758            -
                                                -----------       ----------
         Total current assets                     6,145,813        5,236,890

  Machinery, equipment, furniture and
     improvements, net (note 3)                   3,881,353        3,654,201
  Other assets                                      214,115          161,000
                                                -----------      -----------
                                                $10,241,281        9,052,091
                                                ===========      ===========

      Liabilities and Stockholders' Equity
      ------------------------------------

Current liabilities:
   Current portion of long-term debt (note 4)     1,320,000          250,000
   Current portion of long-term debt payable
      to related parties (notes 4 and 10)           480,000             -
   Accounts payable                               1,043,873          680,945
   Income taxes payable                              84,253           19,344
   Accrued payroll, profit sharing and bonuses      621,419          128,826
   Accrued warranty costs                           129,104          164,659
   Other accrued expenses                           867,837          668,094
   Current portion of capital lease (note 5)        134,742           76,007
                                                 ----------       ----------
           Total current liabilities              4,681,228        1,987,875

Long-term portion of capital lease (note 5)         493,512          361,257
Long-term debt (note 4)                             958,235        1,428,235
Long-term debt payable to related parties
     (notes 4 and 10)                                  -             842,420
Minority interest in subsidiary                        -              24,846
                                                  ---------       ----------
           Total liabilities                      6,132,975        4,644,633
                                                  ---------       ----------
Stockholders' equity (notes 6 and 7):
   Common stock, at stated value.  Authorized
   500,000 shares; issued 393,952 shares
   and 391,652 shares in 1995 and 1994,
   respectively                                     456,556          456,210
   Accumulated earnings                           3,655,475        3,962,808
   Treasury stock - 436 shares and 2,736 shares
        in 1995 and 1994, respectively              (26,056)         (55,590)
   Cumulative currency translation adjustment        22,331           44,030
                                                 ----------       ----------
           Total stockholders' equity             4,108,306        4,407,458
                                                 ----------       ----------
  Commitments and contingencies (notes 3 and 5)  10,241,281        9,052,091
                                                 ==========       ==========


See accompanying notes to consolidated financial statements.

                   MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Earnings
                            and Accumulated Earnings

                     Years ended October 31, 1995 and 1994

                                                    1995             1994
                                                    ----             ----
Net sales                                      $24,881,042        19,789,833
Cost of goods sold                              15,100,944        11,015,627
                                               -----------       -----------
  Gross profit                                   9,780,098         8,774,206
                                               -----------       -----------
Operating expenses:
  Selling, general and administrative            3,696,146         3,620,458
  Research and development                       2,399,225         1,938,302
                                               -----------       -----------
                                                 6,095,371         5,558,760
                                               -----------       -----------
  Operating income                               3,684,727         3,215,446
Other income (expense):
  Interest expense, net of interest income        (353,177)         (229,465)
  Other income                                      13,757            19,286
                                               -----------       -----------
    Income before income taxes                   3,345,307         3,005,267

Income taxes (note 8)                            1,281,971            87,999
                                               -----------       -----------
    Income before minority interest              2,063,336         2,917,268

Minority interest                                    -               (26,010)
                                               -----------       -----------
    Net income                                   2,063,336         2,891,258

Accumulated earnings at beginning of year        3,962,808         3,042,066
Cash dividend/distribution to stockholders      (2,370,669)       (1,970,516)
                                               -----------       -----------
Accumulated earnings at end of year            $ 3,655,475         3,962,808
                                               ===========       ===========

See accompanying notes to consolidated financial statements.

                   MIC TECHNOLOGY CORPORATION AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                     Years ended October 31, 1995 and 1994

                                                    1995              1994
                                                    ----              ----
Cash flows from operating activities:
   Net income                                      $2,063,336       2,891,258
   Adjustments to reconcile  net income
     to net cash provided by operating activities:
     Depreciation and amortization                    859,316         761,586
     Loss on disposal of machinery, equipment,
        furniture and improvements, net                13,805            -
     Minority interests in net income of
        consolidated subsidiary                          -             26,010
     Increase in deferred tax asset                  (181,758)           -
     Changes in assets and liabilities:
        Decrease (increase) in accounts receivable,
          net                                         369,532      (1,511,839)
        Increase in inventories                       (75,457)       (135,417)
        Decrease (increase) in prepaid expenses
          and other current assets                     32,249         (89,225)
        Increase in prepaid Federal taxes            (280,786)           -
        Decrease (increase) in other assets           116,885         (79,428)
        Increase in accounts payable                  362,928          78,439
        Increase in accrued expenses and
          income taxes payable                        721,690         160,077
                                                  -----------     -----------
              Net cash provided by operating
                  activities                        4,001,740       2,101,461
                                                  -----------     -----------
  Cash flows from investing activities:
     Purchase of machinery, equipment,
        furniture and improvements                  (801,493)        (468,265)
     Deposits for purchase of machinery (note 3)    (170,000)           -
     Purchase of minority interest                   (24,846)           -
                                                 -----------      -----------
         Net cash used in investing activities      (996,339)        (468,265)
                                                 -----------      -----------
  Cash flows from financing activities:
     Cash dividend/distribution to stockholders   (2,370,669)      (1,970,516)
     Borrowings under long-term debt               1,148,780          400,000
     Borrowings under long-term debt payable to
        related parties                              449,496        1,291,720
     Repayment of long-term debt                    (548,780)        (656,142)
     Repayment of long-term debt payable to
        related parties                             (811,916)        (449,300)
     Principal payments on capital lease
        obligations                                 (107,790)         (12,223)
     Proceeds from issuance of common stock
        and exercise of stock options                 49,230           59,104
     Shares purchased for treasury                   (19,350)          (8,600)
                                                 -----------      -----------
              Net cash used in financing
                  activities                      (2,210,999)      (1,345,957)
                                                 -----------      -----------
  Effect of foreign currency exchange rate
     changes on cash and cash equivalents            (21,699)          52,899
                                                 -----------      -----------
     Net increase in cash and cash equivalents       772,703          340,138
  Cash and cash equivalents at beginning of year     675,095          334,957
                                                 -----------      -----------
  Cash and cash equivalents at end of year       $ 1,447,798          675,095
                                                 ===========      ===========
Cash payments for:
     Interest                                    $   370,371          232,402
                                                 ===========      ===========
     Income taxes                                $ 1,611,592          101,627
                                                 ===========      ===========
Supplemental disclosure of noncash activity -
     machinery and equipment purchased under
     capitalized lease                           $   298,780          461,270
                                                 ===========      ===========

See accompanying notes to consolidated financial statements.

                   MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           October 31, 1995 and 1994



 (1) Organization and Summary of Significant Accounting Policies

     Basis of Presentation
     ---------------------
     The consolidated financial statements include the accounts of MIC Technology Corporation (the Company) and its French subsidiary, MIC
     Technology  SARL.  The  Company  acquired  the  minority  interest  in  MIC
     Technology SARL during fiscal year 1995. Upon consolidation, all intercompany accounts, transactions and profits are eliminated. Certain
     1994 amounts have been reclassified to conform with the current year's presentation.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all short-term investments with maturities of three months or less at time of purchase to be cash equivalents.

     Inventories
     -----------
     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     Machinery, Equipment, Furniture and Improvements, Net
     -----------------------------------------------------
     Machinery, equipment, furniture and improvements, net is stated at cost. The cost of repairs and maintenance is charged to expense as incurred; significant renewals and betterments are capitalized.

     Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

     The useful lives for purposes of computing depreciation and amortization are as follows:


               Computers                          3-5 years
               Machinery, equipment, furniture
                  and fixtures                    5-7 years
               Leasehold improvements             6-7 years
                                                  =========

     Income Taxes
     ------------
     In November 1989, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company did not pay Federal corporate income taxes on its taxable income. The provision for income taxes for the year ended October 31, 1994 represents various state and foreign income taxes due. Effective for the fiscal year beginning November 1, 1994, the Company elected to be taxed under the provisions of Subchapter C of the Internal Revenue Code. Under these provisions, the Company pays Federal corporate income taxes on its taxable income.

 (1) Organization and Summary of Significant Accounting Policies, cont.

     Income Taxes, cont.
     -------------------
     During fiscal year 1993, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109), relative to the various state taxes to which it is subject. The Company adopted Statement 109 for Federal income taxes effective November 1, 1994 when it elected to be taxed under the provisions of Subchapter C of the Internal Revenue Code. Adoption of Statement 109 did not have a material effect on the Company's consolidated financial position or results of operations.

 (2) Inventories
     -----------

     The components of inventories at October 31, 1995 and 1994 consist of the following:

                                             1995           1994
                                             ----           ----

          Raw materials                 $   585,006        441,844
          Work in process                    96,623        164,328
                                        -----------    -----------
                                        $   681,629        606,172
                                        ===========    ===========

 (3) Machinery, Equipment, Furniture and Improvements, Net
     -----------------------------------------------------
     Machinery, equipment, furniture and improvements, net consists of the following at October 31, 1995 and 1994:

                                             1995           1994
                                             ----           ----

          Machinery, equipment and
            test fixtures                $5,562,388        4,545,137
          Furniture and fixtures            191,394          174,016
          Leasehold improvements          2,172,705        2,164,175
          Computer software                  25,180            -
                                         ----------       ----------
                                          7,951,667        6,883,328
          Less accumulated depreciation
            and amortization              4,070,314        3,229,127
                                         ----------       ----------
          Machinery, equipment,
            furniture and
            improvements, net            $3,881,353        3,654,201
                                         ==========       ==========

     As of October 31, 1995, the Company had entered into an agreement to purchase machinery for approximately $1.7 million. The related deposit for approximately $170,000 is classified in other assets as of October 31, 1995.

 (4) Long-term Debt
     --------------
     The Company has a note payable with a bank in the original amount of $1,750,000, of which $1,208,000 and $1,458,000 are outstanding at

 (4) Long-term Debt, cont.

     October  31,  1995  and  1994,   respectively.   The  note  is  secured  by
     substantially all corporate assets, payable in equal monthly install-ments of approximately $21,000 plus interest at prime plus 1% (9.75% and 8.75% as of October 31, 1995 and 1994, respectively) through September 1, 1998, with the remaining principal balance of approximately $520,000, together with all accrued interest outstanding, payable on September 1, 1998.

     In addition, the Company has a $2,750,000 three-year revolving line of credit, which is secured by the Company's accounts receivable. The interest is currently payable at prime plus .75% (9.50% and 8.50% as of October 31, 1995 and 1994, respectively), with the principal balance due in August 1996. The outstanding balances are $1,070,000 and $220,000 at October 31, 1995 and 1994, respectively.

     The Company also has loan agreements with related parties of the Company (see note 10), of which $480,000 and $842,000 are outstanding at October 31, 1995 and 1994, respectively. Interest is payable monthly at a rate of prime plus 2.5% (11.25% and 10.25% as of October 31, 1995 and 1994,
     respectively), with the principal balance due on June 30, 1996. These loan agreements dictate that interest related to these loans be calculated using the prime rate at July 1 and November 1.

     Scheduled maturities for the above notes during the forthcoming fiscal years are as follows:

                    1996           $1,800,000
                    1997              250,000
                    1998              708,000
                                   ==========


 (5) Lease Commitments
     -----------------

     Operating Lease
     ---------------

     At October 31, 1995, the Company is obligated under operating leases which expire through 2003 for office space and equipment. The aggregate minimum rental commitments under noncancellable operating leases are as follows:

                    1996           $  453,000
                    1997              352,000
                    1998              164,000
                    1999              122,000
                    2000              122,000
                    Thereafter        344,000
                                  -----------
                    Total minimum
                     lease pay-
                     ments          1,557,000
                                  ===========


     Rental expense for operating leases during 1995 and 1994 approximated $447,000 and $404,000, respectively.

 (5) Lease Commitments, cont.
     ------------------------

     Capital Lease
     -------------

     In August 1994, the Company entered into a lease line of credit available in the amount of $1,500,000. At October 31, 1995, $760,000 of this line of credit has been used for the lease of capital equipment. The lease is capitalized at prime plus .75% (9.5% at October 31, 1995). The lease term is 60 months with future minimum lease payments as follows:

                    1996                    $   187,000
                    1997                        187,000
                    1998                        187,000
                    1999                        177,000
                    2000                         22,000
                                             ----------
                    Total                       760,000

                   Less amount representing
                   interest                     132,000
                                             ----------
                   Present value of net
                     minimum lease
                     payments under
                     capital leases             628,000
                                             ==========

 (6) Common Stock - Stock Options and Stock Warrants
     -----------------------------------------------

     The Company grants stock options to key employees and nonemployee directors to purchase common stock. The Company has issued stock warrants to officers who are also significant stockholders of the Company. The stock options and warrants are granted at the estimated fair market value at the date of grant as determined by the Board of Directors. Options and warrants include those immediately exercisable and those which vest over a five-year period, all at prices ranging from $10.00 to $27.94 per share.

     A summary of stock options and stock warrants activity is as follows:

                                                               Option/warrant
                                   Warrants      Options            price
                                   --------      -------       ---------------


Outstanding at October 31, 1993      48,000       10,000        $10.00 - 17.01
Granted                                 -          6,200             21.50
Exercised                               -         (2,800)            13.43
Cancelled/expired                       -           (800)        17.01 - 21.50
                                     ------       ------
Outstanding at October 31, 1994      48,000       12,600

Granted                                 -         22,800         11.18 - 27.94
Exercised                               -         (3,200)        15.17 - 17.01
Cancelled/expired                       -           (800)        21.50 - 27.94
                                     ------       ------       ===============
Outstanding at October 31, 1995      48,000       31,400
                                     ======       ======

 (7) Stockholders' Equity
     --------------------
     The following outlines the Company's consolidated stockholders' equity activity for the years ended October 31, 1995 and 1994:

                                                                            Cumu-
                                                                            lative
                                                                            cur-
                                                                            rency
                                                         Treasury stock     trans-
                                              Accu-               Amount    lation
                               Common stock   mulated             (no par   adjust-
                              Shares  Amount  earnings  Shares    value)    ment     Total
                              ------  ------  --------  ------    -------   -------  ------

Balance at October 31, 1993  391,652 $456,210 3,042,066  6,136  $(106,094)  (8,869) 3,383,313
Cash distributions to stock-
  holders                      -         -   (1,970,516)   -         -         -   (1,970,516)
Shares reissued                -         -        -     (3,800)    59,104      -       59,104
Shares purchased for trea-
  sury                         -         -        -        400     (8,600)     -       (8,600)
Translation adjustment         -         -        -        -         -      52,899     52,899
Net income                     -         -    2,891,258    -         -         -    2,891,258
                            -------- -------- ---------  ------   --------  ------  ---------
Balance at October 31, 1994  391,652  456,210 3,962,808  2,736    (55,590)  44,030  4,407,458



Cash dividends to stock-
  holders                      -         -   (2,370,669)   -         -         -   (2,370,669)

Sales of common stock, at
  stated value                2,300       346     -        -         -         -          346
Shares reissued                -         -        -     (3,200)    48,884      -       48,884
Shares purchased for trea-
  sury                         -         -        -        900    (19,350)     -      (19,350)
Translation adjustment         -         -        -        -         -      (21,699)  (21,699)
Net income                     -         -    2,063,336    -         -         -    2,063,336
                            -------- -------- ---------  ------   --------  ------- ---------
Balance at October 31, 1995  393,952  456,556 3,655,475    436   $(26,056)   22,331 4,108,306
                            ======== ======== =========  ======   ========  ======= =========

     The Company reissues treasury shares to fulfill its obligations under the stock option plan.

 (8) Income Taxes
     ------------
     As discussed in note 1, the Company elected to be taxed under the provisions of Subchapter C of the Internal Revenue Code for the fiscal year beginning November 1, 1994. Under those provisions, the Company pays Federal corporate income taxes on its taxable income. In fiscal 1994 and prior years, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code and the Company did not pay Federal corporate income taxes on its taxable income. As a result, the Company had no deferred taxes as of October 31, 1994.

 (8) Income Taxes, cont.
     -------------------
     The components of income tax expense for the year ended October 31, 1995 are as follows:

                                   Current        Deferred       Total
                                   -------        --------       -----

     U.S. Federal                  $1,119,214     (157,394)     961,820
     State and local                  246,495      (24,364)     222,131
     Foreign                           98,020         -          98,020
                                   ----------    ----------   ---------
                                   $1,463,729     (181,758)   1,281,971
                                   ==========    ==========   =========

     The Company recorded a deferred tax asset of $181,758 as of October 31, 1995. A valuation allowance is not deemed necessary, as the Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax asset. Due to the nature of the items giving rise to the deferred tax asset and the current level of profitability of the Company, management believes that the recorded deferred tax asset will be realized during the upcoming year.

     The significant components of the deferred tax asset for the year ended October 31, 1995 are as follows:



               Nondeductible accruals              $154,880
               Inventory costs capitalized under
                    Section 263(a)                   26,878
                                                   --------
                                                   $181,758
                                                   ========

     Actual income tax expense for the years ended October 31, 1995 and 1994 differs from the expected tax expense (computed by applying the U.S. Federal income tax rate of 34% to pretax income from operations) as a result of the following:

                                                  1995           1994
                                                  ----           ----

     Computed "expected" tax expense           $1,137,404     1,021,791
     Increase (decrease) in income taxes
        resulting from:
     Subchapter S exemption from Federal
        corporate tax                               -        (1,021,791)
     State and local income taxes,
        net of Federal income tax
        benefit                                   146,606        77,357
     Foreign income tax at greater
        than U.S. rate                             53,059        10,642
     Research credits                             (50,757)         -
     Other, net                                    (4,341)         -
                                               ----------    ----------
                                               $1,281,971        87,999
                                               ==========    ==========

 (8) Income Taxes, cont.
     ---------------------
     At October 31, 1994, the components of income tax expense are $77,357 for state income taxes and $10,642 for foreign income taxes. At October 31, 1994 the amount of deferred tax assets and liabilities relating to timing differences was not material to the consolidated financial statements.

 (9) Profit Sharing and Section 401(k) Plans
     ---------------------------------------
     The Company has adopted qualified defined  contribution  profit sharing and
     Section 401(k) plans covering all of its full-time employees who meet specific eligibility requirements. The plans are funded on a current basis. Employees must be at least 21 years of age and have one year of service with the Company in order to participate in both plans. For both plans, employer contributions are discretionary as determined by the Company's Board of Directors. Such amounts were $103,786 and $89,129 for the Section 401(k) plan and $331,712 and $291,648 for the profit sharing plan for fiscal 1995 and 1994, respectively.

(10) Related-party Transactions
     --------------------------

     The Company leases one of its facilities from an entity controlled by certain stockholders of the Company. Rent paid to this entity is $121,590 for each of the years ended October 31, 1995 and 1994.

     In March 1995, the Company entered into an additional subordinated debt agreement with one of its major stockholders in the amount of $415,096. At October 31, 1995, the Company has a total of three subordinated debt agreements with major stockholders, with the amounts outstanding totaling $480,000. Interest on all agreements is due monthly at a rate of prime plus 2.5% per annum, and all notes are due on June 30, 1996.

(11) Concentrations of Credit Risk
     -----------------------------
     From time to time during the years ended October 31, 1995 and 1994, the Company maintained cash balances with financial institutions in excess of Federally insured limits.

     In 1995, three customers accounted for 33%, 17% and 11%, respectively, of net sales. In 1994, two customers accounted for 41% and 15%, respectively, of net sales. Most sales are made to large, well-established companies. The Company does not believe that this concentration of sales and credit risk represents a material risk of loss with respect to its consolidated financial position as of October 31, 1995.

(12) Subsequent Events (Unaudited)
     -----------------------------

     On February 13, 1996, the Company entered into an agreement with Aeroflex Incorporated (Aeroflex) to be acquired. The acquisition was completed on March 19, 1996 when Aeroflex acquired all of the outstanding stock of the

(12) Subsequent Events (Unaudited), cont.
     -----------------------------------

     Company for $36,000,000 in cash and 300,000 shares of common stock and warrants to purchase 400,000 shares of common stock. Total consideration paid by Aeroflex was approximately $37,000,000. The agreement also provides for a contingent payment of $4,000,000 based upon certain future operating results.

                    MIC TECHNOLOGY CORPORATION

                       FINANCIAL STATEMENTS

                    OCTOBER 31, 1993 AND 1992

                    MIC TECHNOLOGY CORPORATION
                       FINANCIAL STATEMENTS






                            I N D E X
                            - - - - -

                                                                        Page
                                                                        ----
Auditor's Report                                                          1


Financial Statements

  Balance Sheets                                                          2

  Statements of Income and Retained Earnings                              3

  Statements of Cash Flows                                                4

  Notes to Financial Statements                                         5 - 8

                   INDEPENDENT AUDITOR'S REPORT


Board of Directors
MIC Technology Corporation
1101 Commerce Drive
Richardson, Texas  75081


We have audited the accompanying balance sheets of MIC Technology Corporation as of October 31, 1993 and 1992 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIC Technology Corporation as of October 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     /s/ Cohen, Friedman, Dorman, Spector & Co.

                                     COHEN, FRIEDMAN, DORMAN, SPECTOR & CO.
                                     Certified Public Accountants


Union, New Jersey
December 10, 1993

                           MIC TECHNOLOGY CORPORATION
                                 BALANCE SHEETS
                                   OCTOBER 31,


                                     ASSETS
                                     ------
                                                    1993                1992
                                                    ----                ----

CURRENT ASSETS
  Cash                                           $  281,279          $1,102,390
  Accounts receivable                             2,308,695           1,911,446
  Inventories                                       459,763             455,308
  Prepaid expenses and other current assets          82,473              98,230
                                                 ----------          ----------
       Total Current Assets                       3,132,210           3,567,374
                                                 ----------          ----------
PROPERTY AND EQUIPMENT                            3,495,398           2,801,641
                                                 ----------          ----------
OTHER ASSETS
  Other investments                                  20,799              37,472
  Security deposits                                  81,572              18,326
                                                 ----------          ----------
   Total Other Assets                               102,371              55,798
                                                 ----------          ----------
                                                 $6,729,979          $6,424,813
                                                 ==========          ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Current portion of long term debt              $  250,000          $  287,603
  Accounts payable                                  602,222             510,914
  Accrued expenses                                  774,368             612,033
  Income taxes payable                               32,972               7,291
                                                 ----------          ----------
      Total Current Liabilities                   1,659,562           1,417,841

LONG TERM DEBT                                    1,678,235           2,323,333
                                                 ----------          ----------
       Total Liabilities                          3,337,797           3,741,174
                                                 ----------          ----------
COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock, Voting, no par value
    Authorized: 500,000 shares
    Issued: 388,252 shares 1993
           386,552 shares 1992                      456,210             456,040
  Retained earnings                               3,042,066           2,356,526
                                                 ----------          ----------
                                                  3,498,276           2,812,566

  Less: Treasury stock 1993-6,136 shares at cost
                       1992-7,836 shares at cost   (106,094)           (128,927)
                                                 ----------          ----------
                                                  3,392,182           2,683,639
                                                 ----------          ----------
                                                 $6,729,979          $6,424,813
                                                 ==========          ==========

The accompanying notes are an integral part of these financial statements.

                           MIC TECHNOLOGY CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                             YEARS ENDED OCTOBER 31,


                                                     1993          1992
                                                     ----          ----

SALES                                            $13,745,272    $10,569,976

COST OF SALES                                      8,249,641      6,352,264
                                                 -----------    -----------
GROSS PROFIT                                       5,495,631      4,217,712
                                                 -----------    -----------
OPERATING EXPENSES
  Selling                                          1,382,082      1,151,151
  Development                                      1,008,587        818,056
  General and administrative                         842,028        905,787
  Depreciation and amortization                      678,826        600,514
  Interest expense, net of interest income           223,995        246,026
                                                 -----------    -----------
                                                   4,135,518      3,721,534
                                                 -----------    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES           1,360,113        496,178


PROVISION FOR INCOME TAXES                            49,573         18,865
                                                 -----------    -----------

NET INCOME                                         1,310,540        477,313


RETAINED EARNINGS - November 1,                    2,356,526      2,072,039


DISTRIBUTIONS TO STOCKHOLDERS                       (625,000)      (192,826)
                                                 -----------    -----------

RETAINED EARNINGS - October 31,                  $ 3,042,066    $ 2,356,526
                                                 ===========    ===========


The accompanying notes are an integral part of these financial statements.

                           MIC TECHNOLOGY CORPORATION
                            STATEMENTS OF CASH FLOWS
                             YEARS ENDED OCTOBER 31,




                                                        1993          1992
                                                        ----          ----

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                        $ 1,310,540     $  477,313
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:
     Depreciation and amortization                      678,826        600,514
     (Increase) in accounts receivable                 (397,249)      (195,564)
     (Increase) in inventories                           (4,455)      (128,846)
     Decrease (increase) in prepaid expenses
      and other current assets                           15,757        (30,777)
     Decrease (increase) in purchase option                 -           50,000
     Decrease (increase) in other investments            16,673        (37,472)
     (Increase) in security deposits                    (63,246)          (465)
     Increase in accounts payable                        91,308          3,907
     Increase in accrued expenses                       162,335         73,425
     Increase (decrease) in income taxes payable         25,681        (19,105)
                                                     ----------     ----------

       Net Cash Provided by Operating Activities      1,836,170        792,930
                                                     ----------     ----------
CASH FLOW USED FOR INVESTING ACTIVITIES:
  Net Acquisition of Property and Equipment          (1,372,584)       (46,741)
                                                     ----------     ----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Increase in debt                                    1,969,902            -
  Payment of debt                                    (2,652,603)      (327,935)
  Distributions to stockholders                        (625,000)      (192,826)
  Net issuance of common and treasury stock              23,004          4,651
                                                     ----------     ----------
       Net Cash Provided by Financing Activities:    (1,284,697)      (516,110)
                                                     ----------     ----------
NET INCREASE (DECREASE) IN CASH                        (821,111)       230,079

CASH - November 1,                                    1,102,390        872,311
                                                     ----------     ----------
CASH - October 31,                                  $   281,279     $1,102,390
                                                     ==========     ==========

The accompanying notes are an integral part of these financial statements.


                           MIC TECHNOLOGY CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1993 and 1992

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------
       Accounts Receivable - Bad Debts
       -------------------------------
       The Company has elected to use the direct write-off method of accounting for bad debts and, accordingly, an allowance for doubtful accounts has not been recorded. At October 31, 1993 and 1992, the difference between the two methods was deemed immaterial.

       Inventories
       -----------
       Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

       Property and Equipment
       ----------------------
       Property and equipment are stated at cost, including betterments which extend useful life. Maintenance and repairs are charged to expense as incurred. Gains and losses on sales of property and equipment are reflected in income. Depreciation is computed using straight-line and accelerated methods for machinery and equipment over a 3 to 7 year estimated asset life. Leasehold improvements are amortized on a straight-line basis over either the lease term or the assets estimated useful life.

       Cash Flows
       ----------
       Cash paid for interest expense was $237,846 and $271,556, and cash paid for state income taxes was $27,066 and $12,789, for fiscal years 1993 and 1992 respectively.

       Income Taxes
       ------------
       Effective November 1, 1989, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. The provision for income taxes for the periods ended October 31, 1993 and 1992 represent various state income taxes due.

NOTE 2.   RELATED PARTY TRANSACTIONS
          --------------------------
       As included in note 7, the Company leases one of its facilities from another entity controlled by certain stockholders of the Company. Rent paid to this entity was $121,590 and $30,398 in the fiscal years ended October 31, 1993 and 1992, respectively.

       In March 1992 the Company established a French corporation in which it retains a majority interest. Transactions with this entity have not been consolidated. The amount recorded in other investments represents the Company's capital contribution as well as its pro-rata share of net income. The following is a summary of the transactions with this entity for the years ended October 31, 1993 and 1992:

                                                        1993        1992
                                                        ----        ----

            Accounts receivable                       $139,213    $265,994
                                                      =========  =========
            Sales                                     $259,424    $299,337
                                                      =========  =========

                           MIC TECHNOLOGY CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1993 and 1992

NOTE 3.   INVENTORIES
          -----------

                                                      1993       1992
                                                      ----       ----
       Raw material                                $  379,382 $  428,959
       Work in process                                 80,381     26,349
                                                    ---------  ---------
                                                   $  459,763 $  455,308
                                                    =========  =========

NOTE 4.   PROPERTY AND EQUIPMENT
          ----------------------

                                                      1993       1992
                                                      ----       ----
          Furniture and office equipment           $  151,042 $  151,042
          Machinery and equipment                   3,719,198  3,545,629
          Leasehold improvements                    2,111,192  1,128,025
                                                   ---------- ----------
                                                    5,981,432  4,824,696
          Less: Accumulated depreciation and
                   amortization                     2,486,034  2,023,055
                                                   ---------- ----------
                                                   $3,495,398 $2,801,641
                                                   ========== ==========

NOTE 5.   LONG-TERM DEBT
          --------------

       Note  payable - Bank,  secured by
       substantially all  corporate  assets,
       payable in equal monthly installments
       of $20,833 plus interest at prime
       plus 1% through August 2000                            $1,708,333

       Note payable - Bank, $1,750,000 available,
       3-year revolving line of credit, secured
       by accounts receivable, payable interest
       only at prime plus .75%, due August 1996                  219,902
                                                              ----------
                                                               1,928,235
       Less:  Current portion                                    250,000
                                                              ----------
       Long-term portion                                      $1,678,235
                                                              ==========

       Schedule maturities for the above notes are as follows:

                       Year
                       ----
          Fiscal year  1994                                   $  250,000
                       1995                                      250,000
                       1996                                      469,902
                       1997 and thereafter                       958,333
                                                              ----------
                                                              $1,928,235
                                                              ==========

                           MIC TECHNOLOGY CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1993 and 1992


NOTE 6.   COMMITMENTS
          -----------
       (A) The Company leases certain of its facilities under noncancellable operating leases expiring in 1997 and 2003. The Company also leases equipment under noncancellable operating leases expiring in 1996. Aggregate minimum rental commitments are:

           Fiscal year  1994                      $  409,182
                        1995                         409,182
                        1996                         313,454
                        1997                         253,590
                        1998 and thereafter          709,275
                                                  ----------
                                                  $2,094,683
                                                  ==========

       (B) Concurrent with the purchase of the stock of Hybrid Enclosures Corporation, the Company entered into other agreements with the prior shareholders of Hybrid Enclosures Corporation. The remaining commitment amounts to $36,359 and will be paid through August 1994.

NOTE 7.    EMPLOYEE STOCK AND PROFIT SHARING
           ---------------------------------
       Stock Options
       -------------
       The Company grants options to key employees and non-employee directors to purchase common stock. During the current year, options to purchase 1200 shares were exercised; in addition, options for 4400 shares were granted for three years through January 1996. Options for 50,000 shares of stock are outstanding, all are immediately exercisable at prices ranging from $10.00 to $17.01 per share.

       Treasury Stock
       --------------
       The Company offers annually to repurchase part of its common stock. During the year no shares were redeemed and 1,700 shares were reissued for a consideration of $23,004, leaving a balance of 6,136 shares in the treasury.

       Profit Sharing and Section 401K Plan
       ------------------------------------
       The Company has adopted qualified defined contribution and section 401K plans covering all of its full time employees who meet specific eligibility requirements. The plans are funded on a current basis.

                           MIC TECHNOLOGY CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1993 and 1992



NOTE 8.    CONCENTRATIONS OF CREDIT RISK
           -----------------------------

       Cash
       ----
       From time to time during the years ended October 31, 1993 and 1992, the Company maintained cash balances in excess of federally insured limits.



NOTE 9.    INCOME TAXES
           ------------

       During 1993, the Company adopted FASB Statement 109 on accounting for income taxes. The adoption of FASB 109 resulted in no material changes to the financial statement amounts for the years presented.

       At October 31, 1993 and 1992, the components of income tax expense are:


                                                    1993         1992
                                                    ----         ----

           Income taxes currently payable:
            State                                  $49,573    $18,865
                                                   =======    =======

       Temporary differences giving rise to deferred tax liabilities and deferred tax assets consist primarily of differences between book and tax inventory valuations due to Sec. 263(a) adjustments. At October 31, 1993 and 1992 the amount of deferred tax assets and liabilities relating to timing differences were not material to the financial statement.

                           MIC TECHNOLOGY CORPORATION
                              FINANCIAL STATEMENTS
                           JANUARY 31, 1996 and 1995
                                  (Unaudited)

                    MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                           Consolidated Balance Sheets
                            January 31, 1996 and 1995
                                   (Unaudited)


              Assets                                   1996          1995
              ------                                   ----          ----

Current assets:
  Cash and cash equivalents                       $  1,214,495   $  1,218,768
  Accounts receivable - trade, net of allowance
    for doubtful accounts of $47,000 and $0 in
    1996 and 1995, respectively                      2,354,093      2,967,277
  Inventories                                          657,420        543,781
  Prepaid expenses and other current assets            248,933        290,257
  Prepaid income taxes                                 282,056           -
  Deferred taxes                                       181,758           -
                                                   -----------    -----------
     Total current assets                            4,938,755      5,020,083

Machinery, equipment, furniture and improvements,
  net                                                3,736,074      3,646,153
Other assets                                           214,115         91,969
                                                   -----------    -----------
                                                  $  8,888,944   $  8,758,205
                                                   ===========    ===========

       Liabilities and Stockholders' Equity
       ------------------------------------

Current liabilities:
  Current portion of long-term debt               $  1,600,000   $    250,000
  Accounts payable                                     599,693        542,792
  Income taxes payable                                   -            365,850
  Accrued expenses                                     900,173        540,653
  Current portion of capital lease                     134,742         76,007
                                                  ------------    -----------
     Total current liabilities                       3,234,608      1,775,302

Long-term portion of capital lease                     460,979        342,332
Long-term debt                                         895,834      2,658,253
                                                  ------------    -----------
     Total liabilities                               4,591,421      4,775,887

Stockholders' equity                                 4,297,523      3,982,318
                                                  ------------    -----------
                                                  $  8,888,944   $  8,758,205
                                                  ============    ===========

See accompanying notes to consolidated financial statements

                  MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                    Consolidated Statements of Operations
                 Three Months Ended January 31, 1996 and 1995
                                  (Unaudited)


                                                     1996            1995
                                                     ----            ----


Net sales                                         $  4,643,583   $  5,613,762
Cost of goods sold                                   3,155,034      3,202,112
                                                   -----------    -----------
     Gross profit                                    1,488,549      2,411,650

Operating expenses:

  Selling, general and administrative                1,012,422        875,990
  Research and development                             505,482        546,261
                                                   -----------    -----------

     Operating income (loss)                           (29,355)       989,399

Other income (expense):
  Interest expense, net of interest income             (78,237)       (68,461)
  Other expense                                            -          (11,729)
                                                   -----------    -----------
     Income (loss) before income taxes                (107,592)       909,209

Income taxes                                            12,073        373,359
                                                   -----------    -----------

     Net income (loss)                            $   (119,665)  $    535,850
                                                   ===========    ===========

See accompanying notes to consolidated financial statements

                   MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Three Months Ended January 31, 1996 and 1995
                                  (Unaudited)

                                                        1996         1995
                                                        ----         ----

Cash flows from operating activities:
  Net income (loss)                                  $   (119,665) $   535,850
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                       221,217      195,433
      Changes in assets and liabilities:
        Decrease (increase) in accounts receivable, net 1,031,809      788,157
        Decrease (increase) in inventories                 24,209       62,391
        Decrease (increase) in prepaid expenses and
          other current assets                            (80,993)     (90,068)
        Decrease (increase) in prepaid income taxes        (1,270)         -
        Decrease (increase) in other assets                    -        69,031
        Increase (decrease) in accounts payable          (444,180)    (138,153)
        Increase (decrease) in accrued expenses          (661,521)    (420,828)
        Increase (decrease) in income taxes payable       (84,253)     346,506
                                                      -----------  -----------
          Net cash provided by (used in) operating
             activities                                  (114,647)   1,348,319
                                                      -----------  -----------

Cash flows from investing activities:
  Purchase of machinery, equipment, furniture and
    improvements                                          (75,938)    (187,385)
  Purchase of minority interest                               -        (24,846)
                                                      -----------  -----------
          Net cash provided by (used in)
            investing activities                          (75,938)    (212,231)
                                                      -----------  -----------
Cash flows from financing activities:
  Cash distribution to stockholders                            -      (950,000)
  Borrowings under long-term debt                              -       450,000
  Repayment of long-term debt                             (94,934)     (81,425)
  Proceeds from issuance of common stock and exercise
    of stock options                                       64,657       33,040
                                                      -----------  -----------
          Net cash provided by (used in)
            financing activities                          (30,277)    (548,385)
                                                      -----------  -----------
Effect of foreign currency exchange rate changes on
  cash and cash equivalents                               (12,441)     (44,030)
                                                      -----------  -----------
          Net increase (decrease) in cash and
            cash equivalents                             (233,303)     543,673

Cash and cash equivalents at beginning of period        1,447,798      675,095
                                                      -----------  -----------
Cash and cash equivalents at end of period            $ 1,214,495  $ 1,218,768
                                                      ===========  ===========

          See accompanying notes to consolidated financial statements

                    MIC TECHNOLOGY CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements
                                  (Unaudited)

  1. Basis of Presentation
     ---------------------
     It is suggested that these unaudited consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the fiscal year end reports which are included herein.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION
                                  (Unaudited)

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                      PRO FORMA BALANCE SHEET (Unaudited)


  The following pro forma balance sheet (unaudited) adjusts the historical consolidated balance sheet of Aeroflex Incorporated and subsidiaries as of December 31, 1995 for the effects of the acquisition of MIC Technology Corporation. The acquisition has been accounted for under the purchase method of accounting.

  The pro forma balance sheet gives effect to the acquisition described in Item 2 of the Form 8-K filed on March 19, 1996, as if it had occurred on December 31, 1995. The balance sheet should be read in conjunction with the notes to the pro forma financial statements.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                       PRO FORMA BALANCE SHEET (UNAUDITED)
            REFLECTING THE ACQUISITION OF MIC TECHNOLOGY CORPORATION
                                DECEMBER 31, 1995

                                            Historical    Acquisition      Pro Forma        Pro Forma
                                                           of MIC (1)    Adjustments (2)    Results
                                            -----------   -----------    ---------------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents                  $  9,576,000  $    931,000  $ (9,000,000)       $  1,507,000
  Accounts receivable, net                     17,090,000     2,769,000                        19,859,000
  Refundable income taxes                          -            237,000       750,000             987,000
  Inventories                                  15,878,000     2,001,000                        17,879,000
  Deferred income taxes                           630,000          -                              630,000
  Prepaid expenses and other current assets     1,209,000       253,000                         1,462,000
                                              -----------  ------------  ------------         -----------
     Total Current Assets                      44,383,000     6,191,000    (8,250,000)         42,324,000
Invested Cash                                     658,000                                         658,000
Property, Plant and Equipment, net             12,518,000     3,807,000       900,000          17,225,000
Intangible Assets Acquired in Connection with
  the Purchase of Businesses                   10,208,000                   7,977,000          18,185,000
Deferred Income Taxes                             589,000       182,000                           771,000
Other Assets                                    2,220,000       214,000       703,000           3,137,000
                                              -----------   -----------   -----------         -----------
  Total Assets                               $ 70,576,000  $ 10,394,000  $  1,330,000        $ 82,300,000
                                              ===========   ===========   ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt          $    412,000  $    385,000  $  3,600,000       $   4,397,000
  Accounts payable                              3,900,000     2,051,000                         5,951,000
  Accrued expenses and other current
    liabilities                                 4,448,000       981,000       675,000           6,104,000
  Income taxes payable                            901,000          -                              901,000
                                              -----------   -----------  ------------         -----------
    Total Current Liabilities                   9,661,000     3,417,000     4,275,000          17,353,000
                                             ------------   -----------  ------------       -------------
Long-Term Debt                                  1,651,000     2,458,000    23,400,000          27,509,000
                                             ------------   -----------  ------------       -------------
Other Long-Term Liabilities                       956,000                                         956,000
                                             ------------   -----------  ------------       -------------
7-1/2% Senior Subordinated Convertible
    Debentures                                  9,990,000                                       9,990,000
                                             ------------   -----------  ------------       -------------
Stockholders' Equity:
  MIC Equity                                                  4,519,000    (4,519,000)             -
  Common stock, par value $.10 per share;
    authorized 25,000,000 shares; issued
    11,960,000 shares historical and 12,360,000
    shares upon the acquisition of MIC          1,196,000                      40,000           1,236,000
  Additional paid-in capital                   56,408,000                   1,334,000          57,742,000
  Accumulated deficit                          (8,979,000)                (23,200,000)        (32,179,000)
                                             ------------  ------------  ------------        ------------
                                               48,625,000     4,519,000   (26,345,000)         26,799,000
  Less:  Treasury stock, at cost
    (76,000 shares)                               307,000                                         307,000
                                             ------------  ------------  ------------       -------------
                                               48,318,000     4,519,000   (26,345,000)         26,492,000
                                             ------------  ------------  ------------       -------------
Total Liabilities and Stockholders' Equity   $ 70,576,000  $ 10,394,000  $  1,330,000       $  82,300,000
                                             ============  ============  ============       =============

(1) (2) See Notes to Pro Forma Financial Statements

                AEROFLEX INCORPORATED AND SUBSIDIARIES
            PRO FORMA STATEMENTS OF OPERATIONS (Unaudited)


The following pro forma statements of operations (unaudited) adjust the historical consolidated statements of operations of Aeroflex Incorporated and subsidiaries for the year ended June 30, 1995 and for the six months ended December 31, 1995 for the effects of the acquisition of all outstanding stock of MIC Technology Corporation ("MIC") on March 19, 1996. The acquisition of MIC was accounted for under the purchase method of accounting. The pro forma statements of operations give effect to the acquisition described in Item 2 of the Form 8-K filed on March 19, 1996, as if it had occurred on July 1, 1994.

The pro forma statements of operations are not necessarily indicative of future operating results and should not be used as a forecast of future operations. These statements should be read in conjunction with the notes to the pro forma financial statements.

                               AEROFLEX INCORPORATED AND SUBSIDIARIES
                           PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                      REFLECTING THE ACQUISITION OF MIC TECHNOLOGY CORPORATION
                                      YEAR ENDED JUNE 30, 1995


                          Historical     Acquisition    Pro Forma        Pro Forma
                                         of MIC         Adjustment (3)   Results after
                                                                         Acquisition
                          ----------     -----------    --------------   --------------

Sales                    $ 71,113,000   $ 24,187,000   $                   $ 95,300,000
Cost of Sales              47,542,000     14,198,000        180,000          61,920,000
                         ------------   ------------   ------------        ------------
  Gross Profit             23,571,000      9,989,000       (180,000)         33,380,000
Selling, General and
  Administrative Costs     15,752,000      5,348,000        600,000          21,700,000
Restructuring Charge        1,669,000           -              -              1,669,000
                         ------------   ------------   ------------        ------------
  Operating Income          6,150,000      4,641,000       (780,000)         10,011,000
                         ------------   ------------   ------------        ------------
Other Income (Expense)
  Life insurance proceeds   2,000,000           -              -              2,000,000
  Interest Expense         (1,464,000)      (338,000)    (2,300,000)         (4,102,000)
  Interest and Other
    Income                    751,000          9,000       (560,000)            200,000
                         ------------   ------------   ------------        ------------
  Total Other Income
    (Expense)               1,287,000       (329,000)    (2,860,000)         (1,902,000)
                         ------------   ------------   ------------        ------------
Income Before Income Taxes  7,437,000      4,312,000     (3,640,000)          8,109,000
Provision for Income Taxes    850,000      1,680,000     (1,150,000)          1,380,000
                         ------------   ------------   ------------        ------------

Income From Continuing
  Operations             $  6,587,000   $  2,632,000   $ (2,490,000)       $  6,729,000
                         ============   ============   ============        ============

Income From Continuing
  Operations Per
  Common Share
    Primary                    $  .53                                           $  .53
                               ======                                           ======
    Fully Diluted              $  .52                                           $  .51
                               ======                                           ======

Weighted Average Number
  of Common Shares Outstanding
    Primary                   12,352,000                                     12,752,000
                              ==========                                     ==========
    Fully Diluted             14,249,000                                     14,649,000
                              ==========                                     ==========

(3)  See Notes to Pro Forma Financial Statements

                               AEROFLEX INCORPORATED AND SUBSIDIARIES
                           PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                      REFLECTING THE ACQUISITION OF MIC TECHNOLOGY CORPORATION
                                 SIX MONTHS ENDED DECEMBER 31, 1995


                          Historical     Acquisition    Pro Forma        Pro Forma
                                         of MIC         Adjustment (3)   Results
                          ----------     -----------    --------------   ----------

Sales                     $ 28,344,000   $ 11,975,000   $                 $ 40,319,000
Cost of Sales               19,715,000      8,317,000         90,000        28,122,000
                          ------------   ------------   ------------      ------------
  Gross Profit               8,629,000      3,658,000        (90,000)       12,197,000
Selling, General and
  Administrative Costs       6,341,000      2,723,000        300,000         9,364,000
                          ------------   ------------   ------------      ------------
  Operating Income           2,288,000        935,000       (390,000)        2,833,000
                          ------------   ------------   ------------      ------------
Other Expense (Income)
  Interest expense             616,000        178,000      1,195,000         1,989,000
  Interest and other
    income                    (333,000)          -           275,000           (58,000)
                          ------------   ------------   ------------      ------------
  Total Other Expense
    (Income)                   283,000        178,000      1,470,000         1,931,000
                          ------------   ------------   ------------      ------------
Income Before Income Taxes   2,005,000        757,000     (1,860,000)          902,000
Provision for Income Taxes     400,000        330,000       (470,000)          260,000
                          ------------   ------------   ------------      ------------

Net Income                $  1,605,000   $    427,000   $ (1,390,000)     $    642,000
                          ============   ============   ============      ============

Net Income Per Common Share
    Primary                    $ .13                                             $ .05
                               ======                                           ======

    Fully Diluted              $ .13                                             $ .05
                               ======                                           ======

Weighted Average Number
  of Common Shares Outstanding
    Primary                 12,671,000                                      13,071,000
                          ============                                    ============

    Fully Diluted           14,459,000                                      14,859,000
                          ============                                    ============

(3)  See Notes to Pro Forma Financial Statements

                AEROFLEX INCORPORATED AND SUBSIDIARIES
        NOTES TO PRO FORMA FINANCIAL STATEMENTS (Unaudited)


A. BASIS OF PRESENTATION
   ---------------------

   The accompanying pro forma financial statements (unaudited) present the financial position and results of operations of Aeroflex Incorporated and subsidiaries ("ARX") giving effect to the acquisition of MIC Technology Corporation ("MIC"). The acquisition of MIC by ARX will be accounted for as a purchase and accordingly, the purchase price will be allocated to the assets and liabilities of MIC based on their fair values at March 19, 1996 (the effective date of acquisition).

   For the purpose of the pro forma balance sheet and the pro forma statements of operations, it is assumed that the acquisition occurred on December 31, 1995 and July 1, 1994, respectively. The pro forma statements of operations for the year ended June 30, 1995 and for the six months ended December 31, 1995 do not include a one-time charge of $23,200,000 which was recorded upon acquisition to reflect the write-off of the purchase price allocated to acquired in-process research and development.

B. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
   -------------------------------------

   The pro forma financial statements of ARX give effect to the following pro forma adjustments and assumptions:

   1. To record the acquisition of MIC stock by ARX as described in Item 2 on Form 8-K filed on March 19, 1996.

   2. To record the a) purchase price of $36,000,000 in cash, ($9,000,000 from available cash and $27,000,000 from borrowings under the registrant's revolving line of credit and term loans), and $1,074,000 in stock and warrants, b) capitalized financing costs including the issuance of stock valued at $300,000 c) elimination of MIC's equity accounts, d) capitalized acquisition costs, and e) allocation of the purchase price to the fair value of the assets acquired, including, for purposes of the pro forma balance sheet, the aforementioned $23,200,000 write-off of the fair value of the assets acquired.

   3. To record a) depreciation and amortization based on estimated remaining lives of assets and adjustment to fair value of assets acquired, b) interest expense on additional bank borrowings and interest income forgone due to the use of cash for the acquisition, and c) the tax benefit of a) and b).

                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Aeroflex Incorporated

                                       /s/ Michael Gorin

                                     By:  Michael Gorin
                                     President and Chief Financial Officer



Date:  May 10, 1996